Exhibit 10.1

STOCK PURCHASE AGREEMENT
BY AND BETWEEN
NANTHEALTH, INC.,
AND
EACH OF THE PURCHASERS
AS SET FORTH HEREIN
AUGUST 28, 2023

i

Exhibits

Exhibit A Schedule of Purchasers	1

ii

This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of August 28, 2023, by and between NantHealth, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, a “Purchaser” and together, the “Purchasers”).
WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Regulation S, Regulation D or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and
WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).
NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Purchaser, severally and not jointly, agree as follows:
1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
“2023 SEC Reports” shall mean (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, and (b) any Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K filed or furnished (as applicable) by the Company after December 31, 2022, as amended, together in each case with any documents incorporated by reference therein or exhibits thereto.
“Additional Capital Contribution” has the meaning set forth in Section 3 hereof.
“Additional Capital Contribution Notice” has the meaning set forth in Section 3 hereof.
“Additional Shares Closing Date” means the date, if any, on which the sale of Additional Shares is consummated pursuant to Section 3.
“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.
“Agreement” has the meaning set forth in the recitals hereof.
“Amended and Restated Bylaws” shall mean the Bylaws of the Company, as in effect on the date hereof.
“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended and restated, and in effect on the date hereof.
“Closing” has the meaning set forth in Section 2.1 hereof.
“Closing Dates” shall mean collectively, the First Tranche Closing Date and the Second Tranche Closing Date.
“Committed Purchaser” has the meaning set forth in Section 2.1(b) hereof.

“Committed Shares” has the meaning set forth in Section 2.1(b) hereof.
“Common Stock” has the meaning set forth in the recitals hereof.
“Company” has the meaning set forth in the recitals hereof.
“Credit Agreement” means that certain Credit Agreement dated as of March 2, 2023, among the Company, the Guarantors party thereto, the lenders party thereto, GLAS USA LLC as administrative agent for the lenders, and GLAS Americas LLC as collateral agent for the lenders, as the same may be amended or modified from time to time following the date hereof.
“Disclosure Document” has the meaning set forth in Section 6.3 hereof.
“Disqualification Event” means a disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
“Exchange Price” has the meaning set forth in Section 2.1 hereof.
“Existing Convertible Senior Notes” shall mean the 4.50% Convertible Senior Notes of the Company due 2026 issued pursuant to that certain Indenture between the Company and U.S. Bank National Association, as trustee, dated as of April 27, 2021, and amended and restated as of May 17, 2023, and as may be further amended or modified from time to time following the date hereof.
“First Tranche Closing” has the meaning set forth in Section 2.1(a) hereof.
“First Tranche Closing Date” shall mean August 25, 2023 or such other date as mutually agreed by the Company and the Purchasers.
“First Tranche Closing Price” has the meaning set forth in Section 2.1 hereof.
“Material Adverse Effect” shall mean any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, prospects, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or with respect to the applicable Closing or would reasonably be expected to do so.
“Nant Capital” shall mean Nant Capital, LLC.
“Note Shares” has the meaning set forth in Section 2.1(d)(i) hereof.
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.
“Principal Market” shall mean any of the national exchanges (i.e. NYSE, AMEX, Nasdaq), or principal quotation systems (i.e. OTCQX, OTCQB, OTC Pink, the OTC Bulletin Board), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.
“Purchaser Adverse Effect” has the meaning set forth in Section 5.3 hereof.
“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“SEC” shall mean the United States Securities and Exchange Commission.
“Second Tranche Closing” has the meaning set forth in Section 2.1(b) 2.1(b)hereof.
“Second Tranche Closing Date” has the meaning set forth in Section 2.1(b).
“Second Tranche Notice” has the meaning set forth in Section 2.1 hereof.
“Securities Act” has the meaning set forth in the recitals hereof.
“Shares” shall mean the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.
“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Special Committee of the Board of Directors” means that certain committee of the Board of Directors of the Company established on or about October 6, 2022 to, among other things, review, evaluate and negotiate a fundamental corporate transaction related to the Company’s controlling shareholder.
“Subordinated Nant Capital Promissory Note” shall mean the demand promissory note dated January 4, 2016, as amended and restated on May 9, 2016 and April 27, 2021, respectively, by and between the Company and Nant Capital.
“Transaction Agreements” shall mean this Agreement.
“Transfer Agent” shall mean, with respect to the Common Stock, American Stock Transfer & Trust Company, LLC, or such other financial institution that provides transfer agent services for the Company.
“Willful Breach” has the meaning set forth in Section 8 hereof.
2.    Purchase and Sale of Common Stock.
2.1    Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase at the applicable Closing (as defined below), up to an aggregate of 24,896,248 Shares. Subject to and upon the terms and conditions set forth in this Agreement, each Purchaser agrees to purchase at the applicable Closing and the Company agrees to sell and issue to each Purchaser at the applicable Closing that number of Shares at a purchase price of $0.39 per share (the “First

Tranche Closing Price”) in exchange for the consideration, each as set forth opposite each Purchaser’s name on Exhibit A and (solely in the First Tranche Closing (as defined below)) shares of Common Stock at a purchase price equal to $18.61255 per share (the “Exchange Price”), the repayment price in accordance with the Subordinated Nant Capital Promissory Note, as set forth opposite each Purchaser’s name on Exhibit A pursuant to the exchange of a portion of the Subordinated Nant Capital Promissory Note.
2.1    Closing; Delivery.
(a)    First Tranche Closing. The initial sale and purchase of the of the Shares under this Agreement shall take place remotely via the exchange of documents and signatures on the First Tranche Closing Date, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “First Tranche Closing”). The term “Closing” shall apply to the First Tranche Closing, the Second Tranche Closing and the Additional Shares Closing Date.
(b)    Second Tranche Closing. If the Company, at the direction of the Special Committee of the Board of Directors, delivers written notice prior to December 31, 2023 (the “Second Tranche Notice”) indicating that the Company has elected to effect a closing pursuant to this Section 2.2(b) (such closing, the “Second Tranche Closing,”), then each Purchaser that committed to purchase the Shares at the Second Tranche Closing (each, a “Committed Purchaser”) shall purchase at such Second Tranche Closing that number of Shares as are listed opposite such Committed Purchaser’s name on Exhibit A hereto under the column heading “Committed Shares” (as adjusted for stock splits, stock combinations, stock dividends and the like occurring after the date of this Agreement and prior to such Second Tranche Closing) (such Shares being the “Committed Shares” for such Purchaser) at a price per share equal to the First Tranche Closing Price (as adjusted for stock splits, stock combinations, stock dividends and the like occurring after the date of this Agreement and prior to such Second Tranche Closing), subject to the terms and conditions set forth herein. The Second Tranche Closing shall occur upon such date (the “Second Tranche Closing Date”) as is set forth in the Second Tranche Notice.
(c)    Delivery. Subject to the satisfaction or waiver of the conditions set forth in Section 7 hereof, each Closing shall occur remotely via the exchange of documents and signatures on the applicable Closing Date, and the Shares shall be issued and registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares purchased by such Purchaser at each such Closing (as set forth in Exhibit A with respect to the First Tranche Closing Date and the Second Tranche Closing Date), in each case against payment to the Company of the purchase price therefor in full by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Purchasers at least one business day prior to the Closing, to an account to be designated by the Company or in exchange for currently outstanding debt. On the applicable Closing Date, the Company will issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 5.11 hereof) and shall provide evidence of such issuance from the Company’s Transfer Agent as of the applicable Closing Date to each Purchaser. The failure of the applicable Closing to occur on the applicable Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder.
(d)    Exchange of Subordinated Nant Capital Promissory Note.
(i)    By executing and delivering this Agreement, Nant Capital, as Purchaser, holding the Subordinated Nant Capital Promissory Note hereby irrevocably agrees that:

1.    At the First Tranche Closing, a portion of the Subordinated Nant Capital Promissory Note as set forth on Exhibit A shall be exchanged into the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto (as to any Purchaser, such shares being such Purchaser’s “Note Shares”), subject to obtaining all applicable corporate and third-party approvals required, as applicable, and regardless of whether any such Subordinated Nant Capital Promissory Note or an affidavit of loss therefor is actually delivered in original or other form to the Company upon or following the First Tranche Closing;
2.     Nant Capital is the sole owner of all right, title and interest in and to the Subordinated Nant Capital Promissory Note corresponding to the amount(s) shown opposite such Purchaser’s name on Exhibit A, free and clear of all liens, encumbrances and restrictions on transfer;
3.    The Company and each Purchaser holding the Subordinated Nant Capital Promissory Note hereby agree, on behalf of themselves and all holders of the Subordinated Nant Capital Promissory Note, that the Subordinated Nant Capital Promissory Note hereby is and will be deemed for all purposes to have been amended and modified by virtue hereof to the full extent necessary to permit and facilitate their exchange as provided in this Agreement into the Note Shares as set forth on Exhibit A hereto, at the Exchange Price; and
4.    As to such Purchaser, such Purchaser’s Notes Shares are issued in full and complete discharge and satisfaction of all obligations of the Company (including outstanding principal, interest or any other amounts) for the outstanding portion of such Purchaser’s Subordinated Nant Capital Promissory Note so exchanged as set forth opposite such Purchaser’s name on Exhibit A, and the Subordinated Nant Capital Promissory Note shall remain in full force and effect with regard to the remaining outstanding principal, including any remaining outstanding interest or any other amounts thereon, immediately after the First Tranche Closing.
3.    Additional Capital Commitment1.    . Nant Capital agrees that it will provide additional capital to the Company if the Company, at the direction of the Special Committee of the Board of Directors, delivers written notice to Nant Capital prior to December 31, 2023 indicating that the Company has elected to effect a closing pursuant to this Section 3 and the amount of capital, not to exceed $10,000,000, to be funded by Nant Capital (the “Additional Capital Contribution” and such notice the “Additional Capital Contribution Notice”). To the extent that required consents of lenders under the Credit Agreement and holders of the Existing Convertible Notes are obtained permitting the Company to incur additional senior secured indebtedness, such capital shall be provided to the Company on substantially the same terms as apply to the loans made under the Credit Agreement (the “New Loans”). HighBridge Capital Management, LLC or its designated Affiliate shall be permitted to fund up to 50% of the principal amount any such New Loans. In the event that such required consents of lenders under the Credit Agreement and holders of the Existing Convertible Notes are not obtained prior to the delivery of the Additional Capital Contribution Notice, Nant Capital will make the Additional Capital Contribution by purchasing up to $10,000,000 of shares the Company’s Common Stock (the date of the sale of such shares of Company Common Stock, the “Additional Shares Closing Date”), which will be purchased at a price equal to the most recent per share closing price of the Company’s Common Stock as quoted on the Principal Market as of the Additional Shares Closing Date. The Additional Capital Contribution shall be made to the Company via New Loans or the sale of Additional Shares, as applicable, on such date as is specified in the Additional Capital Contribution Notice, which shall be no earlier than five (5) business days following the date of such Notice.
4.    Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers that the statements contained in this Section 4 are true and correct as of the date hereof, the First Tranche Closing Date, the Second Tranche Closing Date and the Additional Shares Closing Date, as applicable (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):
4.1    Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to carry on their business as now conducted and to own or lease its properties. Each of the Company’s subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where such failure to be in good standing or to so qualify would not reasonably be expected to have a Material Adverse Effect.
4.2    Capitalization. The authorized capital stock of the Company consists of 750,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share. The Company’s issued and outstanding capital stock is as set forth in the most recent 2023 SEC Report containing such disclosure as of the date indicated in such 2023 SEC Report (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the 2023 SEC Reports or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the 2023 SEC Reports). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived.
4.3    Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser and that this Agreement constitutes the legal, valid and binding agreement of each Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.4    Valid Issuance. The Shares being purchased by the Purchasers hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). Subject to the accuracy of the representations and warranties made by the Purchasers in Section 5 hereof, the offer and sale of the Shares to the Purchasers is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

4.5    No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance of the Shares and the consummation of the other transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or Amended and Restated Bylaws of the Company, or (b) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (b), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
4.6    Consents. Assuming the accuracy of the representations and warranties of the Purchasers, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the Principal Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, or (c) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.
4.7    Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.
4.8    Reliance by the Purchasers. The Company acknowledges that each of the Purchasers will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.
4.9    No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Article III, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company.
5.    Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with any other Purchaser, represents and warrants to the Company that the statements contained in this Section 5 are true and correct as of the date hereof and as of the First Tranche Closing Date, the Second Tranche Closing Date and the Additional Shares Closing Date, as applicable:
5.1    Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.
5.2    Authorization. Such Purchaser has all requisite corporate or similar power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. The signature of the Purchaser on this Agreement is genuine and the signatory has been duly authorized to execute the same on behalf of the Purchaser. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.3    No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser, the purchase of the Shares in accordance with their terms and the consummation by such Purchaser of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Purchaser (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (such delay or hindrance, a “Purchaser Adverse Effect”).
5.4    Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement, the purchase of the Shares and the consummation of the other transactions contemplated herein have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.
5.5    Residency. Such Purchaser’s offices in which its investment decision with respect to the Shares was made are located at the address immediately below such Purchaser’s name on Exhibit A.
5.6    Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
5.7    Investment Representations and Warranties. Each Purchaser hereby represents and warrants that, it as of the date hereof is, if an entity, is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act. Each Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares. Such Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.
5.8    Intent. Each Purchaser is purchasing the Shares solely for investment purposes, for such Purchaser’s own account and not for the account of others, and not with a view towards, or for offer or sale in connection with, any distribution or dissemination thereof. Notwithstanding the foregoing, if such Purchaser is purchasing the Shares as a fiduciary or agent for one or more investor accounts, such Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. Each Purchaser has no present arrangement to sell the Shares to or through any person or entity. Each Purchaser understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available.
5.9    Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. Each Purchaser, or the Purchaser’s professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as such Purchaser has considered necessary to make an informed investment decision. By reason of the business and financial experience of such Purchaser or such Purchaser’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), such Purchaser can protect such Purchaser’s own interests in connection with the transactions described in this Agreement. Each Purchaser acknowledges that such Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Each Purchaser acknowledges that such Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), such Purchaser has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Purchaser. Each Purchaser is, at this time and in the foreseeable future, able to afford the loss of such Purchaser’s entire investment in the Shares and such Purchaser acknowledges specifically that a possibility of total loss exists.
5.10    Tax Advisors. Such Purchaser has had the opportunity to review with such Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Shares and the transactions contemplated by this Agreement. Such Purchaser acknowledges that Purchaser shall be responsible for any of such Purchaser’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company and any of its agents have not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Agreement.
5.11    Shares Not Registered; Legends. Such Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
Each Purchaser understands that the Shares may bear one or more legends in substantially the following form and substance:
“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”). TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.”
In addition, the Shares may contain a legend regarding affiliate status of the Purchaser, if applicable.
5.12    Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.
5.13    No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Shares directly from the Company. Purchaser became aware of this offering of the Shares solely by means of direct contact with the Company as a result of a pre-existing, substantive relationship with the Company, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to Purchaser solely by direct contact between Purchaser and the Company and/or their respective representatives. Purchaser did not become aware of this offering of the Shares, nor were the Shares offered to Purchaser, by any other means, and none of the Company and/or its respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.
5.14    No Reliance. The Purchaser further acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties and covenants of the Company expressly set forth in this Agreement.
5.15    Access to Information. In making its decision to purchase the Shares, Purchaser has relied solely upon independent investigation made by Purchaser and upon the representations, warranties and covenants set forth herein. The Purchaser acknowledges and agrees that the Purchaser has received such information and copies of such documents as the Purchaser deems necessary or appropriate in order to make its own investment analysis and decision to purchase the Shares, including, with respect to the Company and to enter into the Transaction Agreements to which the Purchaser is or will be party, and on the basis of which the Purchaser has made such analysis and decision independently. Without limiting the generality of the foregoing, each Purchaser acknowledges that such Purchaser has had an opportunity to review the 2023 SEC Reports filed prior to the date hereof. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and such Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment analysis and decision with respect to the Shares and that the Purchaser has independently made his, her or its own analysis and decision to invest in the Company.
5.16    Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement and (ii) in the case of a Purchaser that is Affiliated with other funds or investment vehicles or whose investment advisor or sub-advisor that routinely acts on behalf of or pursuant to an understanding with such Purchaser is also an investment advisor or sub-advisor to other funds or investment vehicles, the representation set forth above shall only apply with respect to the personnel of such other funds or investment vehicles or such investment advisor or sub-advisor who had knowledge of the transaction contemplated hereby and not with respect to any personnel who have been effectively walled off by appropriate information barriers. Other than to other Persons party to this Agreement or to any Purchaser’s outside attorney, accountant, auditor or investment advisor (only to the extent necessary to permit evaluation of the investment), such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
5.17    Disqualification Event. Each Purchaser represents that no Disqualification Event is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below). The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 5.17, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.
6.    Covenants.
6.1    Further Assurances. At or prior to the applicable Closing, each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Each Purchaser agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties with respect to such Purchaser set forth in Section 5 of this Agreement are no longer accurate.
6.2    [Reserved].
6.3    Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, file with the SEC a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby.
6.4    Integration. The Company has not sold, offered for sale or solicited offers to buy and shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Principal Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
6.5    Pledge of Shares. The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Shares. The pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Purchaser effecting a pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. Notwithstanding the foregoing, any Purchaser that is subject to the Company’s Insider Trading Policy must comply with such policy as it may pertain to any pledges of Shares.
6.6    Use of Proceeds. The Company shall use the proceeds from the sale of the Shares together with existing cash and cash equivalents, for general corporate purposes.
6.7    Blue Sky Laws. The Company, on or before the applicable Closing Date, as applicable, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to each Purchaser at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “blue sky” laws of the states of the United States following the applicable Closing Date.

7.    Conditions of Closing.
7.1    Conditions to the Obligation of the Purchasers. The several obligations of each Purchaser to consummate the transactions to be consummated at the applicable Closing, and to purchase and pay for the Shares being purchased by it at the applicable Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on and as of the applicable Closing Date with the same force and effect as though made on and as of the applicable Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 7.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date and that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects) and consummation of the applicable Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Agreement as of the applicable Closing Date.
(b)    Performance. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the applicable Closing Date.
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Agreements, and no such prohibition shall have been threatened in writing.
(d)    Consents. The Company shall have obtained the consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares.
(e)    Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the applicable Closing.
7.2    Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the applicable Closing, and to issue and sell to each Purchaser the Common Stock to be purchased by it at the applicable Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)    Representations and Warranties. The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the applicable Closing Date, with the same force and effect as though made on and as of the applicable Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of a Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects; provided that the representations and warranties of a Purchaser contained in Sections 5.1 and 5.2 shall be true and correct in all respects) and consummation of the applicable Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement as of the applicable Closing Date.
(b)    Performance. Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the applicable Closing Date.
(c)    Injunction. The purchase of and payment for the Shares by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.
(d)    Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by each Purchaser at the applicable Closing as set forth in Exhibit A.
8.    Termination.
8.1    Conditions of Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) the mutual written agreement of the Company and each of the Purchasers (solely as to itself), or (b) if the First Tranche Closing has not occurred on or before August 31, 2023, other than as a result of a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement and each party will be entitled to seek any remedies at law or in equity to recover losses, liabilities or damages arising from any such Willful Breach. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.
9.    Miscellaneous Provisions.
9.1    Public Statements or Releases; Use of Name and Logo.
Except as set forth in Section 6.3, neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties. Notwithstanding the foregoing, and subject to compliance with Section 6.3, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange.
9.2    Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).
9.3    Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)    If to the Company, addressed as follows:
NantHealth, Inc.
760 West Fire Tower Road, Suite 107
Winterville, North Carolina 28590
Attention: Bob Petrou, CFO
Email:
with a copy (which shall not constitute notice):
Wilson Sonsini Goodrich & Rosati, P.C.
12235 El Camino Real
San Diego, CA 92130
Attention: Martin J. Waters
Email:
(b)    If to any Purchaser, at its address set forth on Exhibit A or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.3.
Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
9.4    Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
9.5    Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.
(b)    The Company and each of the Purchasers hereby irrevocably and unconditionally:

(i)    submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the Court of Chancery of the State of Delaware; provided, that if the Court of Chancery of the State of Delaware does not have jurisdiction, any such legal action shall be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware;
(ii)    consents that any such action or proceeding may be brought in such courts (and of the appropriate appellate courts therefrom), and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 9.3 or at such other address of which the other party shall have been notified pursuant thereto;
(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii)    irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
9.6    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
9.7    Expenses. Each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.
9.8    Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of a Purchaser, and (y) the Purchasers, in the case of the Company, provided that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Shares hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Purchaser (provided each such assignee agrees to be bound by the terms of this

Agreement and makes the same representations and warranties set forth in Section 5 hereof). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
9.9    Confidential Information.
(a)    Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Purchaser’s Affiliates, directors, officers, and employees, outside attorneys, accountants, auditors or investment advisors, in each case only to the extent necessary to permit evaluation of the investment or the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)    The Company may request from the Purchasers such additional information as the Company may deem necessary to evaluate the eligibility of the Purchaser to acquire the Shares, and the Purchaser shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Purchaser confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Purchaser acknowledges that the Company may file a copy of this Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.
9.10    Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.
9.11    Independent Nature of Purchasers’ Obligations and Right. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance obligations of any other Purchaser under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser also acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. has rendered legal advice to the Company and not such Purchaser. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Purchaser.
9.12    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
9.13    Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and each Purchaser. The Company, on the one hand, and each Purchaser, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Purchaser or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by such Purchaser or the Company, respectively.
9.14    Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
9.15    Mutual Drafting. This Agreement is the joint product of each Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
9.16    Additional Matters. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:

NANTHEALTH, INC.
By: /s/ Bob Petrou
Name: Bob Petrou
Title: Chief Financial Officer and Secretary

[Signature Page to NantHealth Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
PURCHASER:
NANT CAPITAL, LLC
By: /s/ Charles Kenworthy
Name: Charles Kenworthy
Title: Manager
Address:

Email:

[Signature Page to NantHealth Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
PURCHASER:
SUMMUS HOLDINGS
By: /s/ R. Haris Naseem
Name: R. Haris Naseem, M.D., FACC, FHRS
Title: Chief Executive Officer
Address:

Email:

[Signature Page to NantHealth Stock Purchase Agreement]

[Signature Page to NantHealth Stock Purchase Agreement]

EXHIBIT A
SCHEDULE OF PURCHASERS

Purchaser Name and Address	First Tranche Closing Shares	First Tranche Purchase Price (Cash)	First Tranche Exchange Amount (Promissory Note)	Second Tranche Committed Shares	Second Tranche Purchase Price of Shares	Aggregate Shares	Aggregate Purchase Price of Shares
Nant Capital LLC	537,272	$0	$10,000,000	0	$0	537,272	$10,000,000
Nant Capital LLC	15,384,616	$6,000,000	-	5,128,206	$2,000,000	20,512,822	$8,000,000
Summus Holdings	3,846,154	$1,500,000	-	0	$0	3,846,154	$1,500,000

TOTAL:	19,768,042	$7,500,000.00	$10,000,000.00	5,128,206	$2,000,000.00	24,896,248	$19,500,000.00

1